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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 28, 2002
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or Incorporation)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 9.    Regulation FD Disclosure.

        From October 29 through November 5, 2002, senior executives of Tenet Healthcare Corporation (the "Company") will be meeting with various institutional stockholders of, and financial analysts who follow, the Company. In order to provide all investors with substantially the same information as that provided to the institutional stockholders and financial analysts with whom the Company's senior executives will be meeting, the Company is attaching as Exhibit 99.1 hereto a copy of the script that will be used in the presentations and is attaching as Exhibit 99.2 hereto a copy of the slides that will be used in the presentations. In addition, on October 28, 2002, the Company issued a press release in response to a Wall Street financial analyst's report concerning Medicare outlier payments the Company receives. A copy of that press release is attached as Exhibit 99.3 hereto.

ITEM 7.    Financial Statements And Exhibits.

  (c)
  Exhibits

99.1	Script that will be used by the Company's senior executives in presentations to various institutional stockholders and financial analysts from October 29, 2002, through November 5, 2002.
99.2	Slides that will be used by the Company's senior executives in presentations to various institutional stockholders and financial analysts from October 29, 2002, through November 5, 2002.
99.3	Press Release issued by the Company on October 28, 2002.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ DAVID L. DENNIS David L. Dennis Chief Corporate Officer and Chief Financial Officer Office of the President
Date: October 29, 2002

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EXHIBIT INDEX

99.1	Script that will be used by the Company's senior executives in presentations to various institutional stockholders and financial analysts from October 29, 2002, through November 5, 2002.
99.2	Slides that will be used by the Company's senior executives in presentations to various institutional stockholders and financial analysts from October 29, 2002, through November 5, 2002.
99.3	Press Release issued by the Company on October 28, 2002.

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  ITEM 9. Regulation FD Disclosure.
  ITEM 7. Financial Statements And Exhibits.
SIGNATURE
EXHIBIT INDEX